Exhibit 99.2

                                 Certifications


         This certification is provided pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and accompanies the quarterly report on Form 10-Q (the "Form 10-Q") for the quarter ended June 30, 2002 of CRIIMI MAE Inc. (the "Issuer").

         The undersigned named officers of the Issuer certify that to the best of their knowledge:

(i)      the Form 10-Q fully complies with the requirements of section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and
(ii) the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Issuer.




August 14, 2002                             /s/William B. Dockser
---------------------------                 --------------------------------
DATE                                        William B. Dockser
                                            Chairman of the Board and
                                            Chief Executive Officer



August 14, 2002                             /s/Cynthia O. Azzara
---------------------------                 --------------------------------
DATE                                        Cynthia O. Azzara
                                            Senior Vice President,
                                            Principal Accounting Officer
                                               and Chief Financial Officer